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                                                                Exhibit 10.11

                                  NETGRAVITY, INC.

                       COMMON STOCK REPURCHASE AGREEMENT AND
                CLARIFICATION OF FOUNDER'S STOCK PURCHASE AGREEMENT

                                   MARCH 12, 1997


     This Agreement (the "AGREEMENT") is made as of the date first written above by and between NetGravity, Inc., a Delaware corporation (the "COMPANY"), and Thomas A. Shields ("FOUNDER") (together, the "PARTIES").

                                      RECITALS

A. Founder is the owner and holder of record of 1,800,000 shares of Common Stock of the Company (the "SHARES") purchased pursuant to a Founder's Stock Purchase Agreement by and between the Company and the Founder dated September 29, 1995 (the "FOUNDERS STOCK PURCHASE AGREEMENT").

B. The Founders Stock Purchase Agreement provides that the Shares are subject to a right of repurchase in favor of the Company (the "REPURCHASE OPTION") and that 37,500 of the Shares shall be released from the Repurchase Option each month, subject to the terms and conditions of the Founders Stock Purchase Agreement.

C. Founder now desires to transfer and resell to the Company 785,072 of the Shares as to which the Repurchase Option has not lapsed (the "TRANSFERRED SHARES").

D. Founder and the Company desire to acknowledge their mutual understanding that the absolute rate at which Shares are released from the Repurchase Option shall not be affected by the resale effected hereunder.

                                     AGREEMENT


NOW, THEREFORE, in consideration of the mutual promises set forth below, the Parties hereby agree as follows:


1. PURCHASE AND SALE OF TRANSFERRED SHARES. Subject to the terms and conditions contained herein, and for the consideration set forth below, Founder hereby sells, transfers, delivers and assigns all of his right, title and interest in and to the Transferred Shares to the Company, and the Company hereby purchases such Transferred Shares from Founder. In consideration of the sale of the Transferred Shares from Founder to the Company, the Company hereby delivers to Founder, and


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Founder hereby accepts from the Company. cash payment of the purchase price of ten cents ($0.10) per share for the Transferred Shares, or a total of $78,507.20.

2. TRANSFERRED SHARES FROM UNVESTED SHARES; SUBSEQUENT VESTING RATE. The Parties agree that the Transferred Shares shall be deemed to have come from that portion of the Shares not yet released from the Repurchase Option. The Parties further agree that, subject to the other terms and conditions of the Founders Stock Purchase Agreement, the absolute number of Shares released from the Repurchase Option each month shall continue to be 37,500 and shall be unaffected by the sale of the Transferred Shares to the Company.

3. REPRESENTATIONS AND WARRANTIES OF FOUNDER. Founder hereby represents and warrants to the Company that:

     3.1                                                                     TAS

     3.2 POWER AND AUTHORITY TO TRANSFER. This Agreement, when executed and delivered by Founder, shall constitute a valid and binding obligation of the Founder, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3 EFFECT OF TRANSFER. The delivery of the Transferred Shares to the Company by Founder as contemplated by this Agreement will transfer to the Company good, valid and absolute title to, and beneficial ownership of, the Transferred Shares, free and clear of all liens and encumbrances whatsoever, except those that may be created by the Company itself.

     3.4 ACCESS TO AND REVIEW OF COMPANY INFORMATION; SOPHISTICATION. By virtue of his position within the Company, Founder has access to, and has actually reviewed, such information regarding the Company and its Common Stock that the Founder deemed appropriate in connection with the transactions contemplated by this Agreement. Founder has a prior business and/or personal relationship with the Company and/or its officers and directors and has the capacity to protect his own interests in connection with the sale of the Transferred Shares.

     3.5 TAX CONSEQUENCES. To the extent he deemed appropriate, Founder has reviewed with his own tax advisors the federal, state, and local tax consequences of the sale of the Transferred Shares to the Company. Founder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Founder understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of the transactions contemplated by this Agreement.


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4.   MISCELLANEOUS.

     4.1 ENTIRE AGREEMENT This Agreement represents the entire agreement between the Parties with respect to the subject matter hereof, and may only be amended in a writing signed by the Party to be charged.

     4.2 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California without regard to conflict of laws provisions.


     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the date first written above.

NETGRAVITY, INC. (THE "COMPANY")


By: /s/ Stephen E. Recht
   -----------------------------------
     Stephen Recht, Chief Financial Officer and
     Secretary



THOMAS A. SHIELDS ("FOUNDER")

/s/ Thomas A. Shields
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